Exhibit 10.5

PRIVATE PLACEMENT UNITS PURCHASE AGREEMENT

This PRIVATE PLACEMENT UNITS PURCHASE AGREEMENT (this “Agreement”) is made as of the 19th day of March, 2026, by and between Blue Water Acquisition Corp. IV, a Cayman Islands exempted company (the “Company”) and BTIG, LLC (“BTIG” or the “Subscriber”).

WHEREAS, the Company intends to consummate an initial public offering (the “Public Offering”) of the Company’s units (the “Units”), each Unit consisting of one Class A ordinary share, par value $0.0001 per share (the “Class A Ordinary Shares”), of the Company, and one-half of one redeemable warrant (a “Public Warrant”) to be governed by the Warrant Agreement to be entered into between the Company and Continental stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”). Each whole Warrant entitles the holder thereof to purchase one Class A Ordinary Share at an exercise price of $11.50 per Class A Ordinary Share;

WHEREAS, the Company desires to sell to the Subscriber on a private placement basis (the “Offering”) an aggregate of 140,000 private placement units (or up to 177,500 private placement units if the underwriters’ over-allotment option is exercised in full) (each, a “Placement Unit” and, collectively, the “Placement Units”) of the Company for a purchase price of $10.00 per Placement Unit. Each Placement Unit is comprised of one Class A Ordinary Share (a “Placement Share”) and one-half of one Warrant (a “Placement Warrant” and together with the Public Warrants, the “Warrants”) to be governed by the Warrant Agreement. Each whole Placement Warrant is exercisable to purchase one Class A Ordinary Share (a “Warrant Share”) at an exercise price of $11.50. The Placement Units, the Placement Shares and Placement Warrants comprising part of the Placement Units, and the Warrant Shares underlying the Placement Warrants collectively, are hereinafter referred to as the “Securities.” As provided in the registration statement in connection with the Public Offering of the Company’s Units, as amended at the time it becomes effective (the “Registration Statement”), the Warrants are exercisable during the period commencing at the later of 12 months from the closing of the Company’s initial public offering and 30 days following the consummation of the Company’s initial business combination (the “Business Combination”) and will expire on the fifth anniversary of the consummation of the Business Combination (provided that so long as the Private Warrants are held by the Subscriber or its designees, the Subscriber or its designees will not be permitted to exercise such Warrants after the five year anniversary of the commencement of sales in the Public Offering in accordance with FINRA Rule 5110(g)(8)); and

WHEREAS, the Subscriber wishes to purchase an aggregate of 140,000 Placement Units (or up to 177,500 Placement Units if the underwriters’ over-allotment option is exercised in full), and the Company wishes to accept such subscription from the Subscriber, for a for a purchase price of $1,400,000, or $1,775,000 if the over-allotment option in connection with the Public Offering is exercised in full, or $10.00 per unit.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Subscriber hereby agree as follows:

1. Agreement to Subscribe.

1.1 Purchase and Issuance of the Placement Units. Upon the terms and subject to the conditions of this Agreement, on the date of the consummation of the Public Offering or on such earlier time and date as may be mutually agreed by the Subscriber and the Company (the “Closing Date”), the Subscriber hereby agrees to purchase from the Company, and the Company hereby agrees to sell to the Subscriber 140,000 Placement Units (or up to 177,500 Placement Units if the underwriters’ over-allotment option is exercised in full) at a price per unit of $10.00 for an aggregate purchase price of $1,400,000 (or up to $1,775,000 if the underwriters’ over-allotment option is exercised in full) (the “Purchase Price”). On the Closing Date, the Company shall, at its option, deliver to the Subscriber the certificates representing the Placement Units purchased or effect such delivery in book-entry form.

1.2 Purchase Price. The Purchase Price shall be paid by wire transfer of immediately available funds, or by such other method as may be reasonably acceptable to the Company, to the trust account (the “Trust Account”) at a financial institution to be chosen by the Company, maintained by Continental Stock Transfer & Trust Company, acting as trustee (“Continental”), on or prior to the Closing Date.

1.3 Closings. The Closing shall take place at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10154, or such other place as may be agreed upon by the parties hereto.

1.4 Termination. This Agreement and each of the obligations of the undersigned shall be null and void and without effect if a Closing does not occur prior to April 19, 2026.

2. Representations and Warranties of the Subscriber. As a material inducement to the Company to enter into this Agreement and issue and sell the Placement Units to the Subscriber, the Subscriber represents and warrants to the Company that:

2.1 No Government Recommendation or Approval. The Subscriber understands that no federal or state agency has passed upon or made any recommendation or endorsement of the Company, the merits of the Offering of the Securities or the suitability of the investment in the Securities by the Subscriber.

2.2 Accredited Investor. The Subscriber represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and acknowledges that the sale contemplated hereby is being made in reliance, among other things, on a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law. The Subscriber has not experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act.

2.3 Intent. The Subscriber is purchasing the Securities solely for investment purposes, for the Subscriber’s own account (and/or for the account or benefit of its members or affiliates, as permitted, pursuant to the terms hereof), and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

2.4 Restrictions on Transfer. The Subscriber acknowledges and understands the Placement Units are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act. The Securities have not been registered under the Securities Act and, if in the future the Subscriber decides to offer, resell, pledge or otherwise transfer the Securities, such Securities may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (C) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction. Notwithstanding the foregoing, the Subscriber acknowledges and understands the Securities are subject to transfer restrictions as described in Section 7 hereof. The Subscriber agrees that if any transfer of its Securities or any interest therein is proposed to be made, as a condition precedent to any such transfer, the Subscriber may be required to deliver to the Company an opinion of counsel satisfactory to the Company with respect to such transfer. Absent registration or another available exemption from registration, the Subscriber agrees it will not resell the Securities (unless otherwise permitted pursuant to the terms hereof). The Subscriber further acknowledges that because the Company is a shell company, Rule 144 may not be available to the Subscriber for the resale of the Securities until the following conditions are met: (i) the issuer of the securities that was formerly a shell company has ceased to be a shell company; (ii) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (iii) the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and (iv) at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

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2.5 Sophisticated Investor.

(i) The Subscriber is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Securities. The Subscriber has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities.

(ii) The Subscriber has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Subscriber. The Subscriber has been afforded the opportunity to ask questions of the executive officers and directors of the Company.

(iii) The Subscriber is aware that an investment in the Securities is highly speculative and subject to substantial risks because, among other things, (a) the Securities are subject to transfer restrictions and have not been registered under the Securities Act and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available, (b) except as specifically set forth in the Registration Rights Agreement (as defined below) pursuant to which the Company will grant certain registration rights to the Subscriber relating to the Securities, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder and (c) the Subscriber has waived its redemption rights with respect to the Securities as set forth in Section 5 hereof, and the Securities held by the Subscriber are not entitled to, and have no right, interest or claim to any monies held in the Trust Account, and accordingly the Subscriber may suffer a loss of a portion or all of its investment in the Securities. The Subscriber is able to bear the economic risk of its investment in the Securities for an indefinite period of time. The Subscriber has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Securities.

2.6 Organization and Authority. The Subscriber is duly organized, validly existing and in good standing under the laws of its state of incorporation or formation and it possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

2.7 Authority. This Agreement has been validly authorized, executed and delivered by the Subscriber and is a valid and binding agreement of the Subscriber enforceable against the Subscriber in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally.

2.8 No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Subscriber of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the Subscriber’s organizational documents, (ii) any agreement or instrument to which the Subscriber is a party or (iii) any law, statute, rule or regulation to which the Subscriber is subject, or any agreement, order, judgment or decree to which the Subscriber is subject.

2.9 No Legal Advice from Company. The Subscriber acknowledges it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with the Subscriber’s own legal counsel and investment and tax advisors. Except for any statements or representations of the Company made in this Agreement and the other agreements entered into between the parties hereto, the Subscriber is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

2.10 Reliance on Representations and Warranties. The Subscriber understands the Placement Units are being offered and sold to the Subscriber in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth in this Agreement in order to determine the applicability of such provisions.

2.11 No General Solicitation. The Subscriber is not subscribing for the Placement Units as a result of or subsequent to any general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting or in a registration statement with respect to the Public Offering filed with the Securities and Exchange Commission (“SEC”).

2.12 Legend. The Subscriber acknowledges and agrees the certificates evidencing each of the Securities shall bear a restrictive legend (the “Legend”), in form and substance substantially as set forth in Section 4 hereof.

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3. Representations, Warranties and Covenants of the Company. The Company represents and warrants to, and agrees with, the Subscriber that:

3.1 Valid Issuance. The Company is authorized to issue 485,000,000 Class A Ordinary Shares, 10,000,000 Class B ordinary shares, par value $0.0001 per share (“Class B Ordinary Shares”) and 5,000,000 preference shares, par value $0.0001 per share (“Preference Shares”). As of the date hereof, the Company has issued and outstanding 4,791,667 Class B Ordinary Shares (of which up to 625,000 shares are subject to forfeiture as described in the Registration Statement) and no Preference Shares. All of the issued Class B Ordinary Shares of the Company have been duly authorized, validly issued, and are fully paid and non-assessable.

3.2 Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement and the Amended and Restated Memorandum and Articles of Association of the Company (as applicable), as the case may be, each of the Securities will be duly and validly issued, fully paid and non-assessable. On the date of issuance of the Securities shall have been reserved for issuance. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, as the case may be, the Subscriber will have or receive good title to the Securities, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder, (ii) transfer restrictions under federal and state securities laws and (iii) liens, claims or encumbrances imposed due to the actions of the Subscriber.

3.3 Organization and Qualification. The Company is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and has the requisite corporate power to own its properties and assets and to carry on its business as now being conducted.

3.4 Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Securities in accordance with the terms hereof, (ii) the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or shareholders is required, and (iii) this Agreement constitutes valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

3.5 No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not (i) result in a violation of the Company’s amended and restated memorandum and articles of association, (ii) conflict with, or constitute a default under any agreement or instrument to which the Company is a party or (iii) any law statute, rule or regulation to which the Company is subject or any agreement, order, judgment or decree to which the Company is subject. Other than any SEC or state securities filings which may be required to be made by the Company subsequent to the Closing, and any registration statement which may be filed pursuant thereto, the Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement or issue the Securities in accordance with the terms hereof.

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4. Legends.

4.1 Legend. The Company will issue the Placement Units, Placement Shares, and Placement Warrants, and when issued, the Warrant Shares, purchased by the Subscriber in the name of the Subscriber. The Securities will bear the following Legend and appropriate “stop transfer” instructions:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. IN ADDITION, SUBJECT TO ANY ADDITIONAL LIMITATIONS ON TRANSFER DESCRIBED IN THE AGREEMENTS BY AND AMONG BLUE WATER ACQUISITION CORP. IV (THE “COMPANY”), Blue Water Acquisition IV LLC AND THE OTHER SIGNATORIES THERETO, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED PRIOR TO THE DATE THAT IS THIRTY (30) DAYS AFTER THE DATE UPON WHICH THE COMPANY COMPLETES ITS INITIAL BUSINESS COMBINATION (AS DEFINED IN SECTION 3 OF THE WARRANT AGREEMENT REFERRED TO HEREIN) EXCEPT TO A PERMITTED TRANSFEREE WHO AGREES IN WRITING WITH THE COMPANY TO BE SUBJECT TO SUCH TRANSFER PROVISIONS.

SECURITIES EVIDENCED BY THIS CERTIFICATE AND ORDINARY SHARES OF THE COMPANY ISSUED UPON EXERCISE OF SUCH SECURITIES SHALL BE ENTITLED TO REGISTRATION RIGHTS UNDER A REGISTRATION RIGHTS AGREEMENT TO BE EXECUTED BY THE COMPANY.”

4.2 Subscriber’s Compliance. Nothing in this Section 4 shall affect in any way the Subscriber’s obligation and agreement to comply with all applicable securities laws upon resale of the Securities.

4.3 Company’s Refusal to Register Transfer of the Securities. The Company shall refuse to register any transfer of the Securities, if in the sole judgment of the Company such purported transfer would not be made (i) pursuant to an effective registration statement filed under the Securities Act, or pursuant to an available exemption from the registration requirements of the Securities Act and (ii) in compliance herewith.

4.4 Registration Rights. The Subscriber will be entitled to certain registration rights which will be governed by a registration rights agreement (“Registration Rights Agreement”) to be entered into between, among others, the Subscriber and the Company, on or prior to the effective date of the Registration Statement. Pursuant to the Registration Rights Agreement, the Subscriber may not exercise its demand and “piggyback” registration rights after five (5) and seven (7) years from the commencement of sales in the Public Offering and may not exercise its demand rights on more than one occasion.

5. Waiver of Liquidation Distributions. In connection with the Securities purchased pursuant to this Agreement, the Subscriber hereby waives any and all right, title, interest or claim of any kind in or to any distributions of the amounts in the Trust Account with respect to the Securities, whether (i) in connection with the exercise of redemption rights if the Company consummates the Business Combination, (ii) in connection with any tender offer conducted by the Company prior to a Business Combination, (iii) upon the Company’s redemption of Class A Ordinary Shares included in the Units sold in the Company’s Public Offering upon the Company’s failure to complete the Business Combination within the period provided for in the Company’s amended and restated memorandum and articles of association or (iv) in connection with a shareholder vote to approve an amendment to the Company’s amended and restated memorandum and articles of association not for the purposes of approving, or in conjunction with the consummation of, a Business Combination (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with a Business Combination or to redeem 100% of the Class A Ordinary Shares included in the Units sold in the Company’s Public Offering if the Company has not consummated a Business Combination within the period provided for in the Company’s amended and restated memorandum and articles of association or (B) with respect to any other material provisions relating to the right of holders of Class A Ordinary Shares or pre-Business Combination activity. In the event that the Subscriber purchases Class A Ordinary Shares as part of the Units in the Public Offering or in the aftermarket, any additional Class A Ordinary Shares so purchased shall be eligible to receive the redemption value of such Class A Ordinary Shares upon the same terms offered to all other purchasers of Class A Ordinary Shares included as part of the Units in the Public Offering. Nothing herein shall preclude the Subscriber from making any claim or seeking recourse against the Company’s funds held outside of the Trust Account or seeking to enforce the terms of the Underwriting Agreement.

6. Terms of Placement Warrants. Each Placement Warrant shall have the terms set forth in the Warrant Agreement.

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7. Lock-Up Period.

7.1 The Subscriber agrees that they shall not Transfer any Securities until 30 days following the consummation of the Business Combination; provided, however, that Transfers of Securities are permitted (a) to the Company’s or the Subscriber’s officers, directors, advisors or consultants, any affiliate or family member of any of the Company’s or the Subscriber’s officers, directors, advisors or consultants, any members or partners of the Company’s sponsor or their affiliates and funds and accounts advised by such members or partners, any affiliates of the sponsor, or any employees of such affiliates; (b) in the case of an individual, as a gift to such person’s immediate family or to a trust, the beneficiary of which is a member of such person’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of such person; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement, in connection with an extension of the timeframe for the Company to consummate a Business Combination or in connection with the consummation of a Business Combination at prices no greater than the price at which the shares or units were originally purchased; (f) pro rata distributions from the Company’s sponsor or the Subscriber to its respective members, partners or shareholders pursuant to the Company’s sponsor’s or the Subscriber’s limited liability company agreement or other charter documents; (g) by virtue of the laws of the Cayman Islands or the Company’s sponsor’s limited liability company agreement upon dissolution of the sponsor or upon dissolution of the Subscriber; (h) in the event of the Company’s liquidation prior to consummation of a Business Combination; (i) in the event that, subsequent to the consummation of a Business Combination, the Company completes a liquidation, merger, share exchange or other similar transaction which results in all of its shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property; (j) to a nominee or custodian of a person or entity to whom a transfer would be permissible under clauses (a) through (f); or (k) to the Company for no value for cancellation in connection with the consummation of an initial Business Combination; provided, however, that in the case of clauses (a) through (f) and (j) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and by the same agreements entered into by the Company’s sponsor and the Subscriber with respect to such securities.

7.2 For purposes of Section 7.1, the term “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder with respect to, any of the Securities, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Securities, whether any such transaction is to be settled by delivery of such Securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

7.3 In addition to the restrictions on transfer described in Section 7.1, the Subscriber acknowledges and agrees that the Placement Units and their component parts and the related registration rights will be deemed compensation by the Financial Industry Regulatory Authority (“FINRA”) and will therefore, pursuant to Rule 5110(e) of the FINRA Manual, be subject to lock-up for a period of 180 days immediately following the commencement of sales in the Public Offering, subject to FINRA Rule 5110(e)(2). Additionally, the Placement Units and their component parts and the related registration rights may not be sold, transferred, assigned, pledged or hypothecated during the foregoing 180 day period except to any underwriter or selected dealer participating in the Public Offering and the officers or partners, registered persons or affiliates of the Subscriber and any such participating underwriter or selected dealer. Additionally, the Placement Units and their component parts and the related registration rights will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of such securities by any person for a period of 180 days immediately following the commencement of sales in the Public Offering.

8. Terms of the Placement Units. The Placement Units shall be substantially identical to the Units offered in the Public Offering except that the Placement Units (including the Placement Shares and Placement Warrants comprising such units and the Warrant Shares) (i) will be subject to the transfer restrictions described in Section 7 hereof; (ii) will be entitled to registration rights and (iii) with respect to the Placement Warrants, may not be exercisable more than five years from the commencement of sales in the Public Offering in accordance with FINRA Rule 5110(g)(8).

9. Conditions of the Subscriber’s Obligations. The obligation of the Subscriber to purchase and pay for the Private Placement Units is subject to the fulfillment, on or before the Closing Date, of each of the following conditions:

9.1 Representations and Warranties. The representations and warranties of the Company contained in Section 3 hereof shall be true and correct at and as of the Closing Date as though then made.

9.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.

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9.3 No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

9.4 Warrant Agreement. The Company shall have entered into the Warrant Agreement with a warrant agent on terms satisfactory to the Subscriber.

10. Conditions of the Company’s Obligations.

10.1 Representations and Warranties. The representations and warranties of the Subscriber contained in Section 2 hereof shall be true and correct at and as of the Closing Date as though then made.

10.2 Performance. The Subscriber shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Subscriber on or before the Closing Date.

10.3 No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

10.4 Warrant Agreement. The Company shall have entered into the Warrant Agreement with a warrant agent on terms satisfactory to the Subscriber.

11. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York for agreements made and to be wholly performed within such state. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

12. Assignment; Entire Agreement; Amendment.

12.1 Assignment. Neither this Agreement nor any rights hereunder may be assigned by any party to any other person other than by the Subscriber to a person agreeing to be bound by the terms hereof, including the transfer restrictions contained in Section 7 hereof.

12.2 Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

12.3 Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by all of the parties hereto. Any amendment to the terms of the Placement Warrants (including, for the avoidance of doubt, the forfeiture or cancellation thereof) shall require the prior written consent of BTIG. Each of the parties hereto shall receive notice of any proposed amendment to the terms of the Placement Warrants at least two business days prior to the effective date of such amendment.

12.4 Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

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13. Notices.

13.1 Notices. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by facsimile or other electronic transmission with copy sent in another manner herein provided or sent by courier (which for all purposes of this Agreement shall include Federal Express or other recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other. Communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2nd-day courier service, or if sent by facsimile upon receipt of confirmation of transmittal or, if sent by mail, then three days after deposit in the mail. If given by electronic transmission, such notice shall be deemed to be delivered (a) if by electronic mail, when directed to an electronic mail address at which the recipient has consented to receive notice; (b) if by a posting on an electronic network together with separate notice to the recipient of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice; and (c) if by any other form of electronic transmission, when directed to the recipient.

14. Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

15. Survival; Severability.

15.1 Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the Closing Date.

15.2 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

16. Headings. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

BLUE WATER ACQUISITION CORP. IV

By:	/s/ Joseph Hernandez
Name:	Joseph Hernandez
Title:	Chief Executive Officer

SUBSCRIBER:

BTIG, LLC

By:	/s/ Paul Wood
Name:	Paul Wood
Title:	Managing Director, Co-Head of SPAC Investment Banking

[Signature Page – Unit Purchase Agreement]

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